UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  March 31, 2008

Bald Eagle Energy Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52565	72-1619354
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

21 Waterway Avenue, The Woodlands, Texas 77380
 (Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (281) 362-2821

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, Bald Eagle Energy Inc. (“BEEI”) accepted the resignation of Andrew S. Harper from its Board of Directors and as the President and Chief Executive Officer of BEEI.  To the knowledge of BEEI’s executive officers, Mr. Harper’s resignation was not due to any disagreement with BEEI’s operations, policies or practices.  Alvaro Vollmers, the sole remaining director of BEEI, appointed himself to serve as the President and Chief Executive Officer on an interim basis, effective immediately.  Mr. Vollmers was serving as the interim Chief Financial Officer of BEEI immediately prior to Mr. Harper’s resignation, and he will continue serving in all of those roles until the company has the resources to employ someone in one or more of those roles on a full-time basis.  If Mr. Harper is available when the company’s finances and operating condition justify retaining a full-time chief executive, BEEI intends to pursue a mutually acceptable arrangement with Mr. Harper that would allow him to return to that role on a full-time basis.  Following the termination of his employment, Mr. Harper is being paid $5,000 per month for the next ten months as payment for amounts previously owed to him.

After Mr. Harper’s resignation was accepted, Mr. Harper and BEEI entered into an Independent Contractor Agreement dated April 1, 2009, which provides for him to deliver executive management services to BEEI from time to time in the role as a Chief Operating Officer of the company.  The agreement has an initial term that ends on December 31, 2009, and it will renew for consecutive 90 day periods until it is terminated upon Mr. Harper’s death or disability or upon notice from either party delivered at least 30 days prior to the end of the initial or any renewal term.  Mr. Harper will be engaged as an independent contractor and will report to the President of BEEI.  BEEI is under no obligation to use Mr. Harper’s services for any minimum number of hours per week.  In exchange for his services, Mr. Harper will be paid a monthly fee of $2,000, plus $160 per hour for each hour he works in excess of 16 hours during the calendar month.  BEEI will reimburse Mr. Harper for any mutually agreed and budgeted expenses or costs that he incurs on behalf of BEEI.

The Board of Directors of BEEI also approved reducing the number of directors on the board to one, in accordance with the bylaws of BEEI.  The sole director of BEEI will be Mr. Vollmers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009	BALD EAGLE ENERGY, INC.

	By:	/s/ Alvaro Vollmers
President, CEO and CFO